EXHIBIT 4.11


                                WARRANT AGREEMENT

            WARRANT AGREEMENT (this "Agreement"), dated as of April 14, 1998, by and between Angeion Corporation, a corporation incorporated under the laws of the State of Minnesota (the "Company"), and Prudential Securities Incorporated (the "Initial Holder" or "Prudential Securities").

                              W I T N E S S E T H:

            WHEREAS, as an inducement to Prudential Securities to act as placement agent in connection with the Company's issuance of the Notes, the Company has agreed to issue to Prudential Securities Warrants (as hereinafter defined) exercisable by the Holder thereof, in accordance with the terms and conditions thereof, for shares of Common Stock (as hereinafter defined) of the Company;

            WHEREAS, the Company has authorized the issuance of the Warrants;
and

            WHEREAS, Prudential Securities now desires to subscribe for, and the Company now desires to issue the Warrants to Prudential Securities upon the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions.

            1.01 Definitions. As used herein:

            "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, contract or otherwise), provided that, in any event, any Person which owns, directly or indirectly, more than 10% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 10% of the partnership or other ownership interests of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, neither the Initial Holder nor any of its Affiliates shall be deemed to be an Affiliate of the Company.

            "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Common Stock" shall mean the Company's authorized common stock, par value $0.01 per share, as constituted on the date hereof.

            "Commission" shall mean the Securities and Exchange Commission or any successor entity.

            "Deferral Period" shall have the meaning set forth in the Registration Rights Agreement.

            "Demand Registration" shall have the meaning provided in Section 5.01(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exercise Price" shall have the meaning set forth in the Warrant.

            "GAAP" shall mean accounting principles generally accepted in the United States from time to time.

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            "Holder" shall mean the Initial Holder and each other holder of any
Warrant or Warrant Share that is a direct or indirect transferee of the Initial Holder or any other Holder as permitted hereunder unless, with respect to any such Warrant Share, such Warrant Share is acquired in a public distribution pursuant to an effective registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act, if securities sold in such transaction may be resold without registration under the Securities Act.

            "Holder Expenses" shall have the meaning specified in Section 5.05.


            "Notes" shall mean $22,150,000 principal amount of 7 1/2% Senior Convertible Notes of the Company due 2003 to be issued and sold by the Company as set out in the Private Placement Memorandum.


            "Person" shall mean an individual, a corporation, a limited liability company, a company, a voluntary association, a general partnership, a limited partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

            "Piggy-Back Registration" shall have the meaning provided in Section 5.02.

            "Private Placement Memorandum" shall mean the Company's Confidential Private Placement Memorandum dated March 12, 1998 relating to the Notes.

            "Registrable Securities" shall mean any Warrant Shares until: (i) one or more registration statements covering any such Warrant Shares have become effective under the Securities Act and all such Warrant Shares have been disposed of pursuant to such effective registration statement; (ii) such Warrant Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met; (iii) such Warrant Shares may be sold pursuant to Rule 144(k); (iv) the Company has delivered a new certificate or other evidence of ownership for such Warrant Shares not bearing any legend relating to restrictions on transfer and such Warrant Shares may be resold without registration under the Securities Act; or, (v) such Warrant Shares are no longer outstanding.

            "Registration Expenses" shall have the meaning provided in Section 5.05.

            "Registration Period" shall have the meaning provided in Section 5.04(a).

            "Registration Rights Agreement" shall have the meaning provided in
Section 5.02.

            "Registration Statement" shall have the meaning provided in Section 5.01.

            "Required Holders" shall mean the holders of more than 50% of all Warrant Shares (assuming the full exercise of all outstanding Warrants).

            "Rose Glen Registration Rights Agreement" shall have the meaning provided in Section 5.02.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Shares of Common Stock" shall have the meaning provided in Section 4.1(b) of the Warrants.

            "Shelf Registration" shall mean (i) a registration statement filed on any appropriate form under Rule 415 promulgated under the Securities Act or any successor rule or regulation, or (ii) an amendment or supplement to any then effective shelf registration.

            "Subscription Agreement" shall mean each subscription agreement dated as of April 3, 1998 between the Company and each subscriber thereto relating to the offering and sale of the Notes.

            "Suspension Period" shall have the meaning provided in Section 5.01(b)(iii).

            "Warrant" shall mean an outstanding warrant substantially in the form of Exhibit A hereto issued in accordance with this Agreement and any warrant or warrants issued upon transfer thereof or in substitution therefor.

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            "Warrant Share" shall mean a share of Common Stock issued or issuable upon exercise of a Warrant. For purposes of this Agreement, a Warrant Share shall be deemed to be "outstanding" from and after the date hereof until the redemption or cancellation of such Warrant Share (or, if the related Warrant has not been exercised, the expiration, repurchase or cancellation of such Warrant) by the Company; provided, however, that for purposes of the definition of "Required Holders", Warrant Shares shall not be deemed to be outstanding if they have been sold pursuant to an effective registration statement.

            1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

            Section 2. Terms and Conditions of Issuance of Warrants.

            2.01 Issuance of the Warrants. In consideration of the premises and other good and valuable consideration, the Company hereby agrees to issue to the Initial Holder, on the date hereof, one or more Warrants to purchase an aggregate of 187,197 shares of Common Stock.

            2.02 Opinion of Counsel. Prior to or concurrently with the initial issuance of the Warrants, Prudential Securities shall have received opinions in form and substance satisfactory to Prudential Securities, dated the date of the issuance of the Warrants, from Morrison & Foerster LLP, special counsel for the Company, Oppenheimer Wolff & Donnelly, special Minnesota counsel for the Company and Marcus Magnuson, the corporate attorney of the Company, covering in the aggregate the matters set forth in Exhibit B and in such form as Prudential Securities or its counsel may reasonably request.

            Section 3. Representations and Warranties of the Company. The Company represents and warrants to each Holder as follows:

            3.01 Authorization. The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the Warrants and to issue and deliver the Warrants and Warrant Shares; the execution, delivery and performance by the Company of this Agreement and the Warrants have been duly authorized by all necessary action; each of this Agreement and the Warrants has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to creditors' rights generally and to general equitable principles. The Warrant Shares have been authorized for listing on the Nasdaq National Market and trading in the Common Stock of the Company on the Nasdaq National Market has not been suspended by the Commission or the Nasdaq National Market.

            3.02 Reservation; Valid Issuances. The Warrant Shares have been duly and validly reserved for issuance upon the exercise of the Warrants. The Warrants, when issued and delivered pursuant hereto, and the Warrant Shares when issued and delivered upon exercise of the Warrants in accordance with their terms and the payment of the applicable Exercise Price, will be validly issued, fully paid and non-assessable, with no liability on the part of the holders thereof and are not subject to any preemptive rights, rights of first refusal or rights of first offer.

            3.03 No Breach. None of the execution and delivery by the Company of this Agreement or the Warrants, the consummation of the transactions herein or therein contemplated, including the issuance and delivery of the Warrants and, upon the exercise of the Warrants, the Warrant Shares, or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the Certificate of Incorporation or By-Laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency (although the Company will need to comply with the applicable provisions of the Securities Act, the Exchange Act and state securities laws in connection with the exercise by the Holders of their rights under Sections 5.01 and 5.02 hereof), or any agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

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            3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, which have not already been made or obtained, are necessary for the execution, delivery or performance by the Company of this Agreement or the Warrants, the consummation of the transactions contemplated herein and therein or the validity or enforceability hereof or thereof, except for compliance by the Company with the applicable provisions of the Securities Act, the Exchange Act and state securities laws in connection with the exercise by the Holders of their rights under Sections 5.01 and 5.02 hereof.

            3.05 Capitalization. Except as described in Schedule A hereto, the Company's authorized equity capitalization is as set forth in the Private Placement Memorandum and the Common Stock conforms in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Private Placement Memorandum. As of the date hereof, except as set forth in the Private Placement Memorandum under the heading "Description of Capital Stock" and Schedule A hereto, there are no other outstanding shares of capital stock of the Company and, except as set forth therein and Schedule A hereto, and for the Warrants, there are no outstanding options or warrants to acquire, or any securities convertible into, any shares of capital stock of the Company.

            3.06 Offer of Warrants. Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Warrants or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Initial Holder so as to cause the registration provisions of the Securities Act to apply to the offer and sale of the Warrants. Neither the Company nor any Person acting on its behalf has taken or will take any action which would subject the offer and sale of the Warrants to the provisions of Section 5 of the Securities Act, or to the provisions of any state securities law requiring registration of securities, notification of the issuance or sale thereof or confirmation of the availability of any exemption from such registration except pursuant to this Agreement.

            Section 4. Covenants.

            4.01 Notice of Merger. Prior to the exercise of all of the Warrants, the Company shall give each Holder at least 20 Business Days' prior written notice before it consummates any merger, acquisition, consolidation or similar transaction in which the Company shall not be the surviving corporation.

            4.02 Inspection. The Company covenants and agrees that it will permit each Holder and its representatives to examine and make extracts and copies from the books and records of the Company during normal business hours to the same extent that any shareholder of the Company has the right to do so under the laws of the State of New York.

            4.03 Information. The Company covenants and agrees that it will deliver to each Holder such financial statements and other information regarding the Company or any of its subsidiaries that the Company is obligated to prepare and deliver to its shareholders generally, in each case at the same time such financial statements and other information are delivered to such shareholders. Each Holder agrees to treat, and to cause its respective Affiliates to treat, any non-public information received from the Company pursuant to this Section
4.03 as confidential.

            4.04 Rules 144 and 144A. The Company covenants that it will file any reports required to be filed by it under the Exchange Act and that it will take such further action as the Initial Holder or the Required Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar or successor rules or regulations hereafter adopted by the Commission. In particular, while any Registrable Securities remain outstanding, the Company will make available, upon request, to any Holder, the information required pursuant to Rule 144(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

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            Section 5. Registration Rights.

            5.01 Demand Registrations. (a) Demand Registrations. If: (i)(A) the Company fails to file the Shelf Registration required under the Registration Rights Agreement within 90 days following the issuance of the Notes; (B) the Company fails to cause such Shelf Registration to become effective within the 180-day time period set forth in the Registration Rights Agreement; (C) the number of Deferral Periods exceeds one in any three-month period or three in any twelve-month period; or, (D) the number of days in a Deferral Period exceeds 30 days or (ii) the Company fails to file the Registration Statement (as defined in the Rose Glen Registration Rights Agreement) as required under the Rose Glen Registration Rights Agreement within the time period specified therein, then on the date of such event the Holders of the Warrants shall have demand registration rights as set forth in this Section 5.01. From and after such event, for so long as the Warrants or any Registrable Securities are outstanding, the Holder may make a written request to the Company for registration under the Securities Act on Form S-1 or Form S-3 (or other similar short-form if the Company then qualifies for such short form registration) of Registrable Securities for public offering (a "Demand Registration"); provided, however, that the Holders shall have the right to only one Demand Registration of all or any part of their Registrable Securities. Whenever the Company shall receive a request for a Demand Registration, the Company will promptly give written notice of such registration request to all Holders. All requests made pursuant to this Section 5.01(a) will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

            (b) Effective Registration. (i) A registration initiated as a Demand Registration shall not be deemed a Demand Registration until such registration has become effective and (except in the case of a Shelf Registration) until the Registrable Securities included in such registration have actually been sold; provided, however, that a registration that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Holders shall be deemed to have been effected by the Company unless the Holders shall have elected (without any obligation) to pay, and in fact pay, all reasonable Registration Expenses in connection with such registration.

            (ii) The Company may delay the filing of a registration statement for up to 90 days if, at the time of a request for registration under Section 5.01(a) above, (i) the Company is a party to a transaction involving the purchase, sale, conversion or issuance of securities of the Company (excluding the purchase, sale, conversion or issuance of the Notes), (ii) there is material undisclosed information concerning the Company or any subsidiary of the Company which cannot be disclosed for BONA FIDE and significant business reasons, which reason shall be provided to the Holders, in writing (without any obligation to disclose the exact nature of any material undisclosed information concerning the Company), (iii) financial statements required to be included or incorporated in the registration statement have not been prepared or are otherwise not available, or (iv) the Company reasonably expects to promptly commence an offering of securities of the Company and the investment banker for the Company shall advise the Company in writing (with a copy to the Holders) that, in its opinion, the offering contemplated by the Company would be materially and adversely affected by the sale of Registrable Securities by the Holders. The Company shall promptly notify the Holders of any delay in such filing, the reasons for such delay and proposed length of such delay (without any obligation to disclose the exact nature of any material undisclosed information concerning the Company).

            (iii) The Company may suspend the effectiveness of any registration statement filed pursuant to a Demand Registration or, without suspending such effectiveness, instruct the Holders that no sales of Registrable Securities included in such registration statement may be made (a "Suspension Period") (and the Holders shall forthwith discontinue disposition of any such Registrable Securities) if, in the Company's reasonable good faith judgment, the Company would be required to disclose any actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions by providing the Holders with written notice of such Suspension Period and the reasons therefor (without any obligation to disclose the exact nature of any material undisclosed information concerning the Company). The Company shall use its reasonable best efforts to provide such notice as soon as reasonably practicable prior to the commencement of a Suspension Period; provided that in any event the Company shall provide such notice no later than two Business Days prior to the commencement of such Suspension Period. No more than three Suspension Periods may be commenced in any 12-month period and no Suspension Period shall exceed 45 days. The Company shall give prompt written notice to the Holders of the termination of any Suspension Period.

            (c) No Right of Company or Other Person to Piggyback on Demand Registrations. Neither the Company nor any Person owning any of its securities (other than the Holders) shall have the right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 5.01, unless (i) such securities are of the same class and type as the Registrable Securities being registered and (ii) if such Demand Registration is to be in the form of an underwritten offering, the Company or such Person, as applicable, agrees in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold. If any Person owning any securities of the Company (other than any Holder) registers securities of the Company in a Demand Registration (in accordance with the provisions of this Section 5.01(c)), such Person shall pay the fees and expenses of counsel to such Person and its PRO RATA share of the Registration Expenses if the Registration Expenses for such registration are not paid by the Company, for any reason. The Company covenants that it shall not grant any registration rights to any Person which rights would, in the reasonable judgment of the Placement Agents, be superior to the rights of the Holders under this Agreement such as to conflict with the rights of such Holders.

            (d) Selection of Underwriters and Counsel, Etc. If the Initial Holder or any Affiliate of the Initial Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. If the registration involves an underwritten offering, the Initial Holder or such Affiliate of the Initial Holder, as the case may be, shall have the right to select (i) the investment banker or bankers and the lead managers, to administer the offering (who may include the Initial Holder and one or more of such Affiliates); provided, however, that any investment banker and manager other than the Initial Holder or one or more of its Affiliates, must be reasonably satisfactory to the Company, and (ii) one law firm as counsel to represent the Holders. Any Holder participating in an underwritten offering pursuant to this Section 5.01 or Section 5.02 shall, if required by the managing underwriter or underwriters of such offering, enter into an underwriting agreement in a form customary for underwritten offerings of the same general type as such offering.

            5.02 Piggy-Back Registration. If, at any time or from time to time while any Warrants or Registrable Securities are outstanding, the Company proposes to file a registration statement with respect to any of its securities (whether for its own or another's account) under the Securities Act (including the Shelf Registration to be filed by the Company in accordance with its obligations under the Registration Rights Agreements each dated April 14, 1998 between the Company and each subscriber thereto (each, a "Registration Rights Agreement") and the Registration Statement to be filed by the Company in accordance with its obligations under the Registration Rights Agreement dated as of March 11, 1998, as amended, between the Company and RGC International Investors, LDC (the "Rose Glen Registration Rights Agreement"), but excluding registration statements on Form S-4, Form S-8 or other forms that do not include substantially the same information as would be required in a form for the general registration of securities or that would not be available for registration of Registrable Securities), the Company shall, as expeditiously as possible, give written notice to the Holders, of the Company's intention to file such registration statement. If, within 20 days after receipt of such notice, any Holder submits a written request to the Company specifying the Registrable Securities such Holder proposes to sell or otherwise dispose of (a "Piggy-Back Registration"), the Company shall include the number of shares of Registrable Securities specified in such Holder's request in such registration statement and the Company shall use its reasonable best efforts to keep each such registration statement in effect and to maintain compliance with each Federal and state law and regulation for the period necessary for such Holder to effect the proposed sale or other disposition. Notwithstanding the foregoing notice provisions, the Company shall include the number of shares of Registrable Securities requested by a Holder in writing to Company in the Registration Statement to be filed by the Company in accordance with its obligations under the Rose Glen Registration Rights Agreement.

            5.03 Reduction of Offering. Subject to any superior rights contained in agreements of the Company existing on the date of this Agreement that conflict with the rights of the Holders and notwithstanding anything contained herein, if the managing underwriter or underwriters of an offering described in
Section 5.01 or 5.02 hereof delivers a written opinion to the Holders that the size of the offering that the Holders, the Company or any other Person intends to make or the kind or combination of securities that the Holders, the Company and any other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the amount of any securities proposed to be offered shall be reduced or excluded from the offering as follows:

            (i) in the case of a Demand Registration, (x) all securities proposed to be included in such offering by Persons other than the Holders shall be reduced or excluded from such offering on a PRO RATA basis (or on another basis agreed to by such other Persons) before any Registrable Securities of the Holders are reduced or excluded from such offering, and (y) in the event that any Registrable Securities of the Holders are required to be reduced or excluded from such offering (which will only be required after all securities of Persons other than the Holders have been reduced or excluded as provided in immediately preceding clause (x)), then the number of Registrable Securities of the Holders shall be reduced or excluded from such offering on a PRO RATA basis;

            (ii) in the case of a Piggy-Back Registration initiated by a Person other than the Company, all securities (including Registrable Securities) to be included in such offering by the Company, the Holders and the holders of similar "piggyback" registration rights shall be reduced or excluded from such offering on a PRO RATA basis before any securities of the Persons initiating the Piggy-Back Registration are reduced or excluded; and

            (iii) in the case of a Piggy-Back Registration initiated by the Company, all securities (including Registrable Securities) to be included in such offering by the Holders and any other holders of similar "piggy-back" registration rights shall be reduced or excluded from such offering on a PRO RATA basis before any securities of the Company are reduced or excluded.

            5.04 Registration Procedures. Whenever any Holder or Holders request that any Registrable Securities be registered pursuant to this Section 5, the Company will use its reasonable best efforts to effect the registration of the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

            (a) The Company will, as expeditiously as possible, but in any event within 90 days after the request, prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days or until all of such Registrable Securities have been disposed of (if earlier) (such period, the "Registration Period"); provided, however, that, if the Holders specify that such registration shall be a Shelf Registration, the Company shall use its reasonable best efforts to effect such Shelf Registration; provided further, that, in the case of a Piggy-Back Registration, if the Company shall furnish to the Holders a certificate signed by its chief executive officer stating that in such officer's good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 60 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 5.02 hereof.

            (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Holders requesting registration of Registrable Securities and to each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to the Holders requesting registration of Registrable Securities and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holders requesting registration of Registrable Securities or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

            (c) After the filing of the registration statement, the Company will promptly notify the Holders of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (d) The Company will use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions in the United States as the Holders requesting registration of Registrable Securities reasonably (in light of such Holders' intended plan of distribution) request and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

            (e) The Company will immediately notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holders any such supplement or amendment.

            (f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

            (g) The Company will make available for inspection by the Initial Holder requesting registration of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by such Initial Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. In the event that an Inspector or any of its representatives is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, or similar process) to disclose any of the confidential information contained in the Records, it is agreed that such Inspector or its representative, as the case may be, will provide the Company with prompt notice of such request(s) so that the Company may seek an appropriate protective order or other appropriate remedy and/or waive such Inspector's or its representative's compliance with this provision. In the event that such protective order or other remedy is not obtained, or that the Company grants a waiver hereunder, such inspector or its representative may furnish that portion of the Records which it is legally compelled to disclose. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public.

            (h) The Company will furnish to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

            (i) The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (j) The Company will (at its own expense) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

            The Company may require the Holders requesting registration of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

            The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e) hereof, the Holders will forthwith discontinue disposition of any Registrable Securities registered pursuant to this Section 5 pursuant to the registration statement covering such Registrable Securities until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e) hereof, and, if so directed by the Company, the Holders will deliver to the

Company all copies, other than permanent file copies then in such Holders' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the Registration Period) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) hereof to the date when the Company shall make available to the Holder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof.

            5.05 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue-sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.04(h) hereof); (vii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (viii) reasonable fees and expenses (not to exceed $20,000) of one law firm acting as counsel for the Holders and holders of the Notes being registered thereunder. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (other than as provided in clause (viii) above) selling Registrable Securities under this
Section 5 (or the agents who manage its account) (collectively, the "Holder Expenses").

            5.06 Indemnification and Contribution. (a) In connection with each registration statement relating to the disposition of Registrable Securities, the Company shall indemnify and hold harmless each of the Holders, each underwriter of Registrable Securities, each partner, officer, director or employee of each of the Holders or any such underwriter and each Person, if any, who controls (within the meaning of either the Securities Act or the Exchange
Act) any of the Holders or any such underwriter against all losses, claims, damages or liabilities, joint or several, to which any of the Holders, such underwriter or any such Person may be subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or the prospectus included therein (or any supplement or amendment thereto) or a preliminary prospectus, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each of the Holders and each of such other Persons for any reasonable legal or other expenses incurred in connection with the investigation or defense thereof (any such reimbursement to be made as such expenses are incurred); provided, however, that the Company shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any untrue statement or omission or alleged untrue statement or omission made in any such registration statement, preliminary prospectus, or prospectus (or amendment or supplement) in reliance upon and in conformity with information relating to any Person referred to above who would be indemnified by the Company pursuant to this Section 5.06(a) furnished in writing to the Company by such Person expressly for use therein,
(B) use of a Shelf Registration Statement or the related Prospectus during a period when a stop order has been issued in respect of such Shelf Registration or any proceedings for that purpose have been initiated or use of a Prospectus when use of such Prospectus has been deferred by the Company; provided further, in each case, that the Company delivered prior notice, and the Holders have received such prior notice, in accordance with Section 7.02 hereof of such stop order, initiation of proceedings or deferral or (C) if the Holder fails to deliver a Prospectus or the then current Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) In connection with each registration relating to the disposition of Registrable Securities, each Holder shall severally indemnify the Company, each director of the Company, each officer of the Company who signs the registration statement and any Person who controls the Company (within the meaning of either the Securities Act or the Exchange Act) to the same extent as the indemnity from the Company provided in Section 5.06(a) hereof, but only with respect to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any such registration statement, preliminary prospectus or prospectus (or amendment or supplement). The maximum liability of any Holder under this Section 5.06(b) shall be limited to the aggregate amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to subsections (a) or (b) of this Section 5.06, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all fees and disbursements related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and indemnified party shall have mutually agreed to the retention of such counsel at the expense of the indemnifying party or (y) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any reasonably necessary local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate law firm for the indemnified parties, such law firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

            (d) If the indemnification provided for in this Section 5.06 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the respective Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the respective Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.06(d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.06(d), no Holder shall be required to contribute any amount in excess of the amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            5.07 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and the Holders and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

            5.08 Holdback Agreement. (a) The Company and its Affiliates agree not to effect any public sale or distribution of any Registrable Securities or any securities similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for Registrable Securities during the 14 days prior to, and during the Registration Period of any registration statement (other than the Shelf Registration Statement) filed pursuant to Section 5.01 or 5.02 of this Agreement with respect to an underwritten public offering of any such securities (except as part of such registration statement where the Initial Holder consents) or the commencement of a public distribution of Registrable Securities; provided, however, that the provisions of this Section 5.08(a) shall not prevent (x) the conversion or exchange of any securities pursuant to their terms into or for other securities or (y) the issuance of securities pursuant to the Company's employee benefit plans.

            (b) To the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to and during the Registration Period of any such registration statement with respect to an underwritten public offering of any such securities (except in any case as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

            5.09 Specific Enforcement. The Company and each of the Holders acknowledge that remedies at law for the enforcement of this Section 5 may be inadequate and intend that this Section 5 shall be specifically enforceable in accordance with Section 7.04 hereof.

            Section 6. Compliance with the Securities Act.

            6.01 Representations and Warranties. Each Holder by its acceptance of the Warrants represents and warrants as of the date hereof and as of the date of any exercise of the Warrants held by such Holder as follows:

            (a) Such Holder is acquiring the Warrants and the related Warrant Shares for its own account and not as nominee or agent for any other Person and not for offer or sale in any manner that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrants or Warrant Shares under a registration under the Securities Act or any applicable state securities laws or under an exemption from such registration available under such Act or any applicable state securities laws.

            (b) Such Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

            6.02 Transfer Restriction. No Holder will sell, transfer or otherwise dispose of any Warrant or Warrant Share other than to an Affiliate of such Holder, an employee of such Holder or one of its Affiliates or in a transaction that complies with the registration requirements of Section 5 of the Securities Act or pursuant to an exemption (including, without limitation, sales under Rules 144 and 144A promulgated under the Securities Act) therefrom.

            6.03 Legend. Each Warrant or certificate or instrument (if any) representing the Warrant Shares issued upon exercise of the Warrants (and each Warrant or certificate or instrument (if any) representing the Warrant Shares issued to transferees of such Warrant or certificate or instrument (if any)), unless at such time as the same is no longer required under the applicable requirements of the Securities Act, shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

            Section 7. Miscellaneous.

            7.01 Expenses. The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable by the Initial Holder in connection with the execution and delivery of this Agreement, any Warrants or the issuance or transfer of the Warrants (other than any such taxes in connection with a transfer of the Warrants to another Holder).

            7.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, facsimile, cable or other writing and telexed, faxed, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company given in accordance with this Section 7.02. All such communications shall be deemed to have been duly given when transmitted by telex or facsimile, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            7.03 Exclusion. This Agreement and the Warrants shall be binding upon, and inure solely to the benefit of the Company and the Holders, and no other Person shall acquire or have any right under or by virtue of this Agreement or the Warrants (other than any such Person to whom such Holders have transferred an interest in the Warrants pursuant to the terms thereof and hereof).

            7.04 Specific Performance. The Company acknowledges and agrees that in the event of any breach of this Agreement or the Warrants by the Company, the Holders would be irreparably harmed and could not be made whole by monetary damages. The Company accordingly agrees (i) to waive the defense in any action for specific performance that a remedy at law would be adequate, and (ii) that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement or the Warrants in any action instituted in the United States District Court for the Southern District of New York, or, in the event such Court would not have jurisdiction for such action, in any court of the United States or any state thereof having subject matter jurisdiction for such action.

            7.05 Holder Not a Shareholder. Prior to the exercise of any of its Warrants, no Holder shall, except as specifically provided herein, be entitled to any of the rights of, or be deemed to be, a shareholder in the Company.

            7.06 No Waivers. No failure or delay by any party in exercising any rights, power or privilege hereunder or under the Warrants shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

            7.07 Amendments and Waivers. Any provision of this Agreement or the Warrants may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Company, the Required Holders and, until such time as the Initial Holder (or any Affiliate thereof) no longer holds any Warrants or Warrant Shares, the Initial Holder (or such Affiliates).

            7.08 GOVERNING LAW. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICT OF LAW PRINCIPLES OF ANY JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            7.09 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatories thereto and hereto were upon the same instrument.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     ANGEION CORPORATION

                                     By /s/ Whitney A. McFarlin
                                       -----------------------------------------
                                       Name: Whitney A. McFarlin
                                       Title: Chairman of the Board
                                              President and Chief
                                              Executive Officer

                                     Address for Notices:
                                     7601 Northland Drive
                                     Brooklyn Park, MN 55428-1088
                                     Telephone: (612) 315-2062
                                     Telecopier: (612) 315-2059
                                     Attention: Peg Norris, Corporate Controller

                                     With a copy to:

                                     Morrison & Foerster LLP
                                     425 Market Street
                                     San Francisco, CA 94105-2482
                                     Telephone: (415) 268-7113
                                     Telecopier: (415) 268-7522
                                     Attention: Gavin B. Grover, Esq.



                                     PRUDENTIAL SECURITIES INCORPORATED

                                     By /s/ Anne Kavanagh
                                       -----------------------------------------
                                       Name: Anne Kavanagh
                                       Title: Managing Director

                                     Address for Notices:

                                     Prudential Securities Incorporated
                                     One New York Plaza
                                     16th Floor
                                     New York, NY 10292
                                     Telephone: (212) 778-6098
                                     Telecopier: (212) 778-6441
                                     Attention: Anne Kavanagh, Managing Director

                                     With a copy to:

                                     Milbank, Tweed, Hadley & McCloy
                                     One Chase Manhattan Plaza
                                     New York, New York 10005
                                     Telephone: (212) 530-5000
                                     Telecopier: (212) 530-5219
                                     Attention: Arnold B. Peinado, III, Esq.

                                                                       Exhibit A

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                               ANGEION CORPORATION

                          Common Stock Purchase Warrant


            Representing Right To Purchase 181,462 shares of Common Stock of Angeion Corporation (as such number may be adjusted as provided herein).



No. R-__


            FOR VALUE RECEIVED, ANGEION CORPORATION, a Minnesota corporation (the "Company"), hereby certifies that PRUDENTIAL SECURITIES INCORPORATED, or its registered assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), up to a total of 181,462 shares (as such number of shares may be adjusted pursuant to Section 2 and/or 4 below, the "Warrant Shares") of Common Stock (as hereinafter defined), at $2.90625 per share (as such price may be adjusted pursuant to Section 2 or 4 below, the "Exercise Price"). This Warrant is issued to the Holder (together with such other Warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") and entitles the Holder to purchase the Warrant Shares (as hereinafter defined).


            The Exercise Price shall be reduced on December 18, 1998 to equal the lower of (a) the previously applicable Exercise Price or (b) the Market Price (as defined in the Indenture) for the Company's Common Stock on December 18, 1998; provided, however that in no event shall the Conversion Price be reduced to less than $1.5258.

            Section 1.1. Certain Definitions. Terms defined in the Warrant Agreement (as hereinafter defined) and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

            "Commission" shall mean the Securities and Exchange Commission or any successor entity.

            "Common Stock" shall mean the Company's authorized common stock, $0.01 par value, per share, as constituted on the date hereof.

            "Current Market Price" shall have the meaning set forth in Section 4.1(h).

            "Daily Market Price" shall have the meaning set forth in Section 4.1(j).

            "Date of Issuance" shall have the meaning set forth in Section 8.

            "Excess Payment" shall have the meaning set forth in Section 4.1(i).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exercise Period" shall mean the period of time from April 14, 1998, until 5:00 P.M., local time in the City of New York, on April 14, 2003.

            "Exercise Price" shall have the meaning set forth in the preamble.

            "Indenture" shall mean the Indenture, dated as of April 14, 1998, by and between the Company and U.S. Bank National Association, as trustee, pursuant to which the Notes are issued.

            "Notes" shall mean $22,150,000 aggregate principal amount of the Company's 7 1/2% Senior Convertible Notes Due 2003.


            "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (B) if the applicable security is quoted on The Nasdaq National Market or Nasdaq Stock Market's Small Cap Market, as the case may be, a day on which trades may be made thereon or (C) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Warrant Agreement" shall mean the Warrant Agreement, dated as of April 14, 1998, between the Company and the Holder, as such agreement may be modified, amended and supplemented and in effect from time to time.

            Section 1.2. Other Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the Indenture.

            Section 2. Exercise of Warrant; Cancellations of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal office at the address set forth in Section 12 hereof (or at such other address as the Company may after the date hereof notify the Holder in writing), or at the office of its transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment either (at the option of the Holder) in cash or check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised.

            Upon receipt by the Company of this Warrant and such Purchase Form, together with the Exercise Price for the Warrant Shares for which this Warrant is being exercised, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

            Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable at the option of, and without cost to, the Holder, upon presentation and surrender of this Warrant to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and rights under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 6 of the Warrant Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

            Section 4.1. Adjustment of Number of Warrant Shares and Exercise Price. The number of Warrant Shares purchasable pursuant hereto shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this Section 4.1.

            (a) In case the Company shall at any time after the Date of Issuance
(i) declare or pay a dividend in shares of Common Stock, (ii) make a distribution in shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (v) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

            (b) For the purpose of this Section 4.1 and Section 4.2 hereof, the term "Shares of Common Stock" shall mean (i) the classes of stock designated as the Common Stock of the Company as of the date hereof, (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, or (iii) any other capital stock of the Company which is not by its terms restricted in amount or timing to the entitlement to dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

            (c) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price per share of Common Stock on such record date (determined as provided in paragraph (h) below), the number of Warrant Shares purchasable pursuant hereto shall be adjusted so that the same shall equal the number of Warrant Shares determined by multiplying the number of Warrant Shares purchasable immediately prior to such record date by a fraction the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price. Such adjustment shall become effective immediately after such record date.

            (d) In case the Company shall distribute to all holders of Common Stock shares of any class of Capital Stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those securities referred to in paragraph (c) above), then in each such case the number of Warrant Shares purchasable pursuant hereto shall be adjusted so that the same shall equal the number of Warrant Shares determined by multiplying the number of Warrant Shares purchasable immediately prior to the date of such distribution by a fraction the numerator of which shall be the Current Market Price per share of Common Stock on the record date mentioned below (determined as provided in paragraph (h) below) and the denominator of which shall be such Current Market Price less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution (as defined in the Indenture)) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination if the holders of Common Stock entitled to receive such distribution.

            (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company, but excluding any cash that is distributed as part of a distribution requiring an adjustment pursuant to paragraph (d) above) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments (as defined below in paragraph (i)), in each case made within the 12 months preceding the date fixed for determining the shareholders entitled to such distribution (the "Distribution Record Date") and in respect of which no adjustment to the Exercise Price of Warrants pursuant to paragraphs (d) or (f) of this Section 4.1 or this paragraph (e) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (i) below) of Common Stock on the Distribution Record Date multiplied by the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares of Common Stock held in the treasury of the Company), the number of Warrant Shares purchasable pursuant hereto shall be adjusted so that the same shall equal the number of Warrant Shares determined by multiplying the number of Warrant Shares purchasable pursuant hereto immediately prior to the effectiveness of the adjustment contemplated by this paragraph (e) by a fraction the numerator of which shall be the Current Market Price per share of Common Stock on the Distribution Record Date (determined as provided in paragraph (h) below) and the denominator of which shall be such Current Market Price less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share of Common Stock (equal to the aggregate amount of such cash and other consideration (including any Excess Payments) divided by the number of shares of Common Stock outstanding on the Distribution Record Date). Such adjustment shall become effective immediately prior to the opening of business on the day following the Distribution Record Date.

            (f) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (including any distributions of cash out of current or retained earnings of the Company), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender Offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (d) or paragraph (e) of this Section 4.1 or this paragraph (f) has been made, exceeds 15% of the product of the Current Market Price per share of Common Stock on the Purchase Date (determined as provided in paragraph (i) below) multiplied by the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares of Common Stock held in the treasury of the Company) on the Purchase Date, the number of Warrant Shares purchasable pursuant hereto shall be adjusted so that the same shall equal the number of Warrant Shares purchasable pursuant hereto determined by multiplying the number of Warrant Shares purchasable pursuant hereto in effect immediately prior to the effectiveness of the adjustment contemplated by this paragraph (f) by a fraction the numerator of which shall be the Current Market Price per share of Common Stock on the Purchase Date (determined as provided in paragraph (h) below) and the denominator shall be such Current Market Price less the amount of such Excess Payments and such cash distributions, if any, applicable to one share of Common Stock (equal to the aggregate amount of such Excess Payments and such cash distributions divided by the number of shares of Common Stock outstanding on the Purchase Date). Such adjustment shall become effective immediately prior to the opening of business on the day following the Purchase Date.

            (g) Whenever the number of Warrant Shares purchasable pursuant hereto is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable pursuant hereto immediately thereafter.

            (h) The "Current Market Price" per share of Common Stock on any date of determination shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 5 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

            (i) "Excess Payment" means the excess of (A) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (B) the Daily Market Price on the Trading Day immediately following the completion of such tender offer or other negotiated transaction multiplied by the number of acquired shares.

            (j) "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the Nasdaq Stock Market's Small Cap Market (the "Nasdaq Small Cap"), or if the Common Stock is not then listed on the Nasdaq Small Cap, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the Nasdaq Small Cap or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations, or if not so quoted, as reported by National Quotation Bureau, Co., or a similar organization.

            4.2. No Adjustment. No adjustment in the number of Warrant Shares purchasable pursuant hereto shall be required until cumulative adjustments amount to 1% or more of the number of Warrant Shares purchasable pursuant hereto as last adjusted; provided, however, that any adjustments which by reason of this Section 4.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

            4.3. Other Adjustments. In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 4.1 (c) and Section 4.1 (d) hereof, the number of Warrant Shares purchasable pursuant hereto shall be readjusted to the number of Warrant Shares purchasable pursuant hereto which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

            4.4. Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the number of Warrant Shares purchasable pursuant hereto, in addition to those required by Section 4.1 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its shareholders will not be taxable to the recipients thereof.

            4.5. Adjustments by the Company. The Company from time to time may, to the extent permitted by law, increase the number of Warrant Shares purchasable pursuant hereto by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' prior notice of such increase in accordance with Section 4.6, if the Board of Directors has made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.

            4.6. Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than a stock dividend), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or any substantial part of its assets to another corporation (such transactions collectively, a "Reorganization"), shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such Reorganization, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such Reorganization not taken place. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from a consolidation or merger, or the corporation purchasing the Company's assets, as the case may be, shall assume by written instrument executed and sent to each registered Holder, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

            4.7. Other Events. If any event occurs as to which the provisions of
Section 4.6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid.

            4.8. Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

            4.9 Exceptions to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the number of Warrant Shares issuable hereunder in the case of the issuance of the Warrants or the issuance of shares of the Common Stock upon exercise of the Warrants.

            4.10. Common Stock Outstanding. The number of shares of the Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company, but the disposition of any such shares shall be considered an issue or sale of the Common Stock for the purposes of this Section 4.

            4.11. Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant the Company shall, within 15 days thereafter, deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the changed Exercise Price, if any, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. If the Company shall fail so to timely deliver any notice required pursuant to this Section 4.11, the Exercise Period shall be extended until the Holder shall have received the proper notification under this Section 4.11.

            Section 5.1. Special Covenants of the Company. The Company covenants and agrees that until all Warrants have been exercised in full:

            (a) The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment in accordance with the terms of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price payable therefor upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding (including as a result of a reduction in the purchase price pursuant to the terms hereof).

            (b) If any Warrant Shares required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such Warrant Shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible use its reasonable best efforts to cause such Warrant Shares to be duly registered or approved, as the case may be.

            (c) If at any time as the Common Stock is listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all Warrant Shares receivable upon the exercise of the Warrants at the time outstanding and maintain the listing of such Warrant Shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (and any similar state statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

            (d) The Company will give notice to the Holder within five days after the Company shall have filed with the Commission or with any national securities exchange an application to register any securities of the Company pursuant to the Exchange Act.

            Section 5.2. Pro Rata Purchase. If at any time the Company or any of its Affiliates shall offer to purchase any shares of Common Stock, other than shares purchased from any employees of the Company or any of its subsidiaries as permitted by the terms of any employee benefit plan or shareholders or similar agreement that has been approved by the Board of Directors of the Company, the Company shall, as part of such offer, also make an offer to purchase the Warrants and Warrant Shares from the holders of all outstanding Warrant Shares and Warrants, and with any purchase pursuant to each offer to be allocated pro rata among the holders of Warrant Shares and Warrants and the other holders of Common Stock accepting each offer to purchase.

            Section 6. Notification by the Company. In case at any time:

            (i) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

            (ii) the Company shall offer for subscription PRO RATA to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

            (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

            (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 15 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 6 shall so state.

            Section 7. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the purchase price of Common Stock acquirable by exercise hereof or as a shareholder of the Company.

            Section 8. Date of Issuance. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof and of each new Warrant issued in exchange, transfer or replacement hereof, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

            Section 9. Amendment and Waiver. (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right of power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

            (b) Any such amendment, modification or waiver effected pursuant to this Section 9 shall be binding upon the Holders of all Warrants and Warrant Shares, upon each future holder thereof, upon the Company and its shareholders. In the event of any such amendment, modification or waiver, the Company shall give prompt written notice thereof to all Holders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

            (c) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            Section 10. No Fractional Warrant Shares. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, but may at its option in respect of any final fraction of a Warrant Share make a payment in cash based on the then current market price of the Common Stock (as determined in good faith by the Board of Directors of the Company) after giving effect to the full exercise or conversion of the Warrants.

            Section 11. Reservation of Warrant Shares. The Company will authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant and any other outstanding Warrants.

            Section 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing (including, telegraphic, telex, facsimile or cable communication) and delivered, mailed telegraphed, telexed, telecopied or cabled:

            (i) if to a Holder, to its address as set forth in records of the Company; and

            (ii) if to the Company, to Angeion Corporation, 7601 Northland Drive, Brooklyn Park, Minnesota 55428-1088, Attention: President, or at such other address as may have been furnished to the Holder in writing by the Company.

            All such notices and communications shall, when mailed, telegraphed, telexed, facsimiled, or cabled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company, cable company or one day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device.

            Section 13. Headings. The headings of the sections and subsections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

            Section 14. Governing Law; Consent to Jurisdiction. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. If any action or proceeding shall be brought by the Holder in order to enforce any right or obligation in respect of this Warrant, the Company hereby consents and submits, to the fullest extent permitted by law, to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Warrant, and agrees that venue will be proper in any such court.

            Section 15. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the original Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

            Section 16. Registration Rights, etc. Each Holder shall be entitled to the benefits of registration and other rights pursuant to the Warrant Agreement and shall be subject to the restrictions on sale or transfer of this Warrant or the Warrant Shares subject hereto, as the case may be, pursuant to the Warrant Agreement.

                                      * * *

            IN WITNESS WHEREOF, the signature of its duly authorized officer has been affixed hereto as of April 14, 1998.


                                     ANGEION CORPORATION


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


Attest:
       ----------------------

                                  PURCHASE FORM

                                                           Dated ______________,

            The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of purchasing ____ shares of the Common Stock issuable hereunder and hereby makes payment of $___________ in payment of the exercise price thereof.

                                   -----------


                        INSTRUCTIONS FOR REGISTRATION OF
                                  COMMON STOCK


Name ___________________________________________________________________________
            (please typewrite or print in block letters)

Address ________________________________________________________________________

Signature ______________________________________________________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto

Name  _________________________________________________________
            (please typewrite or print in block letters)

Address ________________________________________________________________________

its right to purchase _____ shares of the Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date: ____________________________





                                      Signature Guaranteed:

                        MATTERS TO BE COVERED IN COMPANY
                                 COUNSEL OPINION


            1. The Company being duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company having requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement and the Warrants and to issue and deliver the Warrants and Warrant Shares.

            2. The Company being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions, except where the failure to be duly qualified and in good standing would not have a Material Adverse Effect.

            3. Due authorization and execution of the Warrant Agreement and the Warrants and such documents being legal, valid, binding and enforceable.

            4. No conflicts with charter documents, laws, orders, decrees or other agreements to which the Company or Angellan Medical Systems, LLC ("Angellan") is a party, and, to the best knowledge of such counsel, no default in the observance of agreements, statutes, orders, etc.

            5. All shares of Capital Stock being duly authorized and validly issued, fully paid and non-assessable.

            6. All resolutions required to reserve the Warrant Shares issuable upon exercise of the Warrants.

            7. All consents required to issue the Warrants and the Warrant Shares and to execute and deliver the documents having been obtained.

            8. The Company's authorized equity capitalization being as set forth in the Private Placement Memorandum; the Common Stock conforms in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Private Placement Memorandum; except as described in the Private Placement Memorandum, the holders of the outstanding shares of capital stock of the Company not being entitled to any statutory preemptive or, to the knowledge of such counsel after due inquiry, other rights to subscribe for Warrants and the Warrant Shares; the Warrant Shares being duly and validly authorized. As of the date hereof, to the knowledge of such counsel after due inquiry, except as described in the Private Placement Memorandum, (A) there are no other outstanding shares of capital stock of the Company and, (B) there are no outstanding options or warrants to acquire, or any securities convertible into, any shares of capital stock of the Company

            9. The Warrants, when issued and delivered pursuant to the Warrant Agreement, and the Warrant Shares when issued and delivered pursuant to the Warrants, will be validly issued, fully paid and non-assessable, with no liability on the part of the holders thereof.

            10. To the best knowledge of such counsel, no litigation questioning validity of documents.

            11. The initial issuance of the Warrants and Warrant Shares not requiring registration under the Securities Act of 1933, as amended.

            12. The Company not being an "investment company," or a company "controlled" by an "investment company," under the Investment Company Act of 1940, as amended.

            13. The statements in the Private Placement Memorandum under the heading "Certain United States Federal Income Tax Considerations," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Private Placement Memorandum if the Private Placement Memorandum were a prospectus included in a registration statement on Form S-3 which are not described as so required.